UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 31, 2012

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

Section 2 – Financial Information

Item 2.01  Completion of Acquisition or Disposition of Assets.

On July 31, 2012, Visualant, Inc. (“Visualant” or the “Company”), an emerging leader in photon imaging technology, closed the acquisition of the environmental field of use of its Spectral Pattern Matching (“SPM”) technology from Javelin LLC (“Javelin”).

With this acquisition, the Company will consolidate all intellectual property relating to the SPM technology.

With the closing of this acquisition transaction, Javelin and its principals Peter Purdy and Matt Creedican have entered into a business development agreement with the company.

The Company acquired the Visualant related assets of Javelin for the following:

a.         One million two hundred and fifty thousand shares (1,250,000) of our common stock at closing valued at thirteen ($0.13) per share, the price during the negotiation of this agreement.

b.         One hundred thousand dollars ($100,000), with twenty thousand dollars ($20,000) payable at closing and eighty thousand dollars ($80,000) to be paid in four equal installments over a period of eight months.

c.         A business development agreement which will pay Javelin ten percent (10%) on the gross margin received by Visualant from license agreements and joint venture developments sourced by Javelin

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

10.1	Asset Purchase Agreement dated July 31, 2012 by and between Visualant, Inc. and the Javelin LLC.

10.2	Business Development Agreement dated July 31, 2012 by and between Visualant, Inc. and Javelin LLC.

99.1	Press Release of Visualant, Inc. dated August 22, 2012 related to the acquisition of the Javelin LLC assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

August 22, 2012	By:	/s/ Ron Erickson
Ron Erickson, CEO

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement dated July 31, 2012 by and between Visualant, Inc. and the Javelin LLC.

10.2	Business Development Agreement dated July 31, 2012 by and between Visualant, Inc. and Javelin LLC.

99.1	Press Release of Visualant, Inc. dated August 22, 2012 related to the acquisition of the Javelin LLC assets.